Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-210819) and S‑8 (No. 333-190412, No. 333-175912, No. 333-135416, No. 333-129748, No. 333-100628, No. 333-84485, and No. 333-72967) of Affiliated Managers Group, Inc. of our report dated March 29, 2018 relating to the financial statements of AQR Capital Management Holdings, LLC, which appears in this Form 10‑K/A.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 29, 2018